SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report(Date of earliest event reported): February 9, 2001
                                                ------------------


                                The Stanley Works
                               -------------------
               (Exact name of registrant as specified in charter)


  Connecticut                    1-5224                       06-0548860
---------------                 ------------                 ----------------
(State or other                 (Commission                 (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
-----------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111
                                                   --------------




                         Not Applicable
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)











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         Item 7.  Financial Statements and Exhibits.
                  ---------------------------------

                  (c) 20(i) Cautionary statements relating to forward looking statements included in Item 9 and made today in a conference call with industry analysts, shareowners and other participants.

         Item 9.  Regulation FD Disclosure.
                  ------------------------

                In a conference call held today with industry analysts, shareowners and other participants, the company issued some earnings guidance for the first quarter of 2001 and for the full year. For the full year, the company expects earnings per share to increase by a low double-digit percentage based on the following assumptions.

          (i) net sales to be approximately flat with 2000 (down 4-6% in the first half and up 3-6% in the second half, with sales to Wal-Mart Stores, Inc. contributing 2-4% of the sales growth in the second half);

         (ii) manufacturing costs to be reduced by approximately $80 million (net of material cost inflation);

        (iii) selling, general and administrative expenses reduced by approximately $35-$40 million based on fourth quarter run rate (more if second half sales don't materialize); and

         (iv) free cash flow (after dividends) of approximately $125 million.

                For the first quarter of 2001, the company expects earnings per share to be flat with the fourth quarter of 2000 (i.e. $.54 per share) based upon the following assumptions:

           (i) net sales down approximately 6-8% verses the first quarter of 2000;

          (ii) approximately $20 million in productivity gains offset by unfavorable price and mix;

         (iii) selling, general and administrative expenses of approximately $153-$156 million; and

          (iv) a possible special charge of approximately $20-$25 million to fund 2001 repositionings and related restructurings that might potentially be offset, or more than offset, by a one-time (non-cash) gain.



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                  During the  conference  call,  the company also stated that it could potentially generate free cash flow (after dividends) of $500 million during the next three years, which could be used for debt repayment, repurchase of the company's shares, acquisitions or other strategic purposes.












































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                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              THE STANLEY WORKS



Date: February 9, 2001        By:    /s/ Bruce H. Beatt
                                    -----------------------------------
                              Name:  Bruce H. Beatt
                              Title: Vice President, General
                                     Counsel and Secretary































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






                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                             Dated February 9, 2001



                            Exhibit No.       Page

                              20(i)            6






































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                                                                  Exhibit 20(i)

                              CAUTIONARY STATEMENTS
           Under the Private Securities Litigation Reform Act of 1995


The statements made today in a conference call with industry analysts, shareowners and other participants and outlined in Item 9 regarding earnings growth and the assumptions underlying that growth are forward looking and inherently subject to risk and uncertainty. The company's ability to achieve the earnings growth is dependent upon, among other things, the factors discussed below.

The company's ability to achieve the expected level of sales is dependent upon a number of factors, including: (i) the ability to recruit and retain a sales force comprised of employees and manufacturers representatives, (ii) the success of the Wal-Mart program and other initiatives to increase retail sell through and stimulate demand for the company's products, (iii) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage, (iv) the ability of the company to fulfill increased demand for its products, (v) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition, (vi) the acceptance of the company's new products in the marketplace as well as the ability to satisfy demand for these products.

The company's ability to lower its manufacturing cost is dependent on the success of various initiatives that are underway or are being developed to improve manufacturing operations and to implement related control systems. The success of these initiatives is dependent on the company's ability to increase the efficiency of its routine business processes, to develop and implement process control systems, to mitigate the effects of any material cost inflation, to develop and execute comprehensive plans for facility consolidations, the availability of vendors to perform outsourced functions, the successful recruitment and training of new employees, the resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events.

The company's ability to achieve the expected levels of selling, general and administrative expense is dependent on various process improvement activities, the continued success of changes to the sales organization and the reduction of transaction costs.


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The company's  ability to achieve the expected  level of cash flow is dependent on achieving its earnings growth targets and the continued success of improvements in processes to manage inventory and receivables levels.

The company's ability to achieve the objectives discussed above will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, increasing competition, changes in trade,
monetary  and  fiscal   policies   and  laws,   inflation,   currency   exchange
fluctuations, the impact of dollar/foreign currency exchange rates on the competitiveness of products and recessionary or expansive trends in the economies of the world in which the company operates.





































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